                                                                    EXHIBIT 12.1

                         THE CHASE MANHATTAN CORPORATION
                                AND SUBSIDIARIES

                COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES

                                                                                      --------
Year Ended December 31, (in millions, except ratios)                                      1999
----------------------------------------------------------------------------------------------
Excluding Interest on Deposits

Income before income taxes                                                            $  8,375
                                                                                      --------
Fixed charges:
  Interest expense                                                                       4,901
  One third of rents, net of income from subleases(a)                                      145
                                                                                      --------
Total fixed charges                                                                      5,046
                                                                                      --------
Less: Equity in undistributed income of affiliates                                         (75)
                                                                                      --------
Earnings before taxes and fixed charges, excluding capitalized interest               $ 13,346
                                                                                      --------
Fixed charges, as above                                                               $  5,046
                                                                                      --------
Ratio of earnings to fixed charges                                                        2.64
                                                                                      --------

Including Interest on Deposits

Fixed charges, as above                                                               $  5,046
Add: Interest on deposits                                                                6,592
                                                                                      --------
Total fixed charges and interest on deposits                                          $ 11,638
                                                                                      --------
Earnings before taxes and fixed charges, excluding capitalized interest, as above     $ 13,346
Add: Interest on deposits                                                                6,592
                                                                                      --------
Total earnings before taxes, fixed charges and interest on deposits                   $ 19,938
                                                                                      --------
Total fixed charges and interest on deposits, as above                                $ 11,638
                                                                                      --------
Ratio of earnings to fixed charges                                                        1.71
                                                                                      --------
----------------------------------------------------------------------------------------------

(a)   The proportion deemed representative of the interest factor.